                                                                    EXHIBIT 3.27

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                     PROFIT

          The undersigned corporation, pursuant to Section 79-4-10.06 and 79-4-10.07 of the Mississippi Code of 1972, hereby execute the following document and sets forth:

     A. The name of the corporation is: Sturgis, Samson & Henderson Pathology Laboratory, P.A.

          The name of the corporation is changed to: Sturgis, Henderson & Proctor Pathology Laboratory, P.A.

     B.   The text of the Restated Articles of Incorporation is as follows:

          1.   The period of its duration is perpetual.

          2.   The specific purpose or purposes for which the corporation is
[SEAL] organized, stated in general terms, are: to engage in the practice of medicine, specifically in anatomic and clinical pathology; to operate laboratories and all types of equipment used therein or incidental thereto; to do anything necessary, suitable or proper to the attainment of any of the purposes as authorized by the Mississippi Professional Corporation Act and the Mississippi Business Corporation Act.

          3. The aggregate number of shares which the corporation shall have authority to issue is 2,500 with a par value of Ten Dollars ($10.00) each.

          4. The corporation shall not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

          5. Provisions granting to shareholders the preemptive right to acquire additional or treasury shares of the corporation are: each shareholder shall, upon the sale of any issued or treasury shares of the corporation, or obligations of the corporation convertible into such shares, have the right to purchase, for cash, hit pro rata share thereof at the price at which said shares or obligations are offered to others.

          6. Domicile address: 1033 North Flowood Drive, Jackson, Mississippi 39208.

          7. The corporation's registered agent is George M. Sturgis, M.D. The registered office is 1033 North Flowood Drive, Jackson, Mississippi 39208.

          8.   The initial board of directors were:

                    George M. Sturgis, M.D.
                    440 East Woodrow Wilson
                    Jackson, Mississippi

                    Roland F. Samson, M.D.
                    440 East Woodrow Wilson
                    Jackson, Mississippi

                    Julian C. Henderson, M.D,
                    440 East Woodrow Wilson
                    Jackson, Mississippi

          9.   The name and address of each incorporator was:

                    George M. Sturgis, M.D.
                    440 East Woodrow Wilson
                    Jackson, Mississippi

                    Roland F. Samson, M.D.
                    440 East Woodrow Wilson
                    Jackson, Mississippi

                    Julian C. Henderson, M.D.
                    440 East Woodrow Wilson
                    Jackson, Mississippi

          10. All duties, responsibilities, rights, authority and obligations imposed on and enjoyed by the Board of Directors of a corporation shall be imposed on and enjoyed by the shareholders of this corporation.

     C. The amendment and restatement were adopted on the 1st day of July 1992, by the shareholders.

     D.   1.   The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the restatement, and the number of votes of each voting group indisputably represented at the meeting was:

                                     NUMBER OF                  NUMBER OF                NO OF VOTES
                  DESIGNATION       OUTSTANDING               VOTES ENTITLED            INDISPUTABLY
                   OF SHARES          SHARES                    TO BE CAST               REPRESENTED
                  -----------       -----------               --------------            -------------
                  Common Stock         1,000                       1,000                    1,000

          2. The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

                                        TOTAL NO. OF         TOTAL NO OF VOTES
                  VOTING GROUP        VOTES CAST FOR          CAST AGAINST
                  ------------        --------------        -----------------
                  Common Stock             1000                    -0-


                                                 STURGIS, HENDERSON & PROCTOR
                                                 PATHOLOGY LABORATORY, P.A.


                                                 BY:   /s/ Julian C Henderson;
                                                     ---------------------------
                                                 Its:  Secretary
                                                      --------------------------

                        Young, Scanlon and Sessums, P.A.
                                Attorneys at Law

                                 August 21, 1992

Sandra C. Bradshaw
Bobby L. Dallas
Sean Wesley Ellis
Stephen E. Gardner
Paul B. Henderson

James H. Neeld, IV
Gee Ogletree
Mike Parker
Gretchen Pumphrey
Pat H. Scanlon
Brad Sessums
John S. Simpson, Jr.
John S. Simpson
Robert L. Wells
E. Stephen Williams
James Leon Young
J. Will Young,
    Of Counsel

------------
Tony Carlisle,
Administrator

HAND DELIVERY

Ms. Deb Price
Corporation Division
Secretary of State
Magnolia Bank Building
Jackson, Mississippi

     RE: Sturgis, Samson & Henderson Pathology Laboratory, P.A.

Dear Deb:

     Enclosed are duplicate originals of the Amended and Restated Articles of Incorporation for the above-referenced company.

     Also enclosed are our firm checks totaling $75 to cover filing fees and non-standard form fee.

     Thank you for your help.

                                             Sincerely.

                                             /s/ Kathleen F. Haynes

                                             Kathleen F. Haynes
                                             Legal Assistant

KFH:bcd
Enclosures

  2000 Deposit Guaranty Plaza - P.O. Box 23059 Jackson, Mississippi 39225-3059
                  Telephone: (601) 948-6100 FAX (601) 355-6136

FOO12 - Page 1 of 3              OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                              P.O. BOX 136, JACKSON, MS 39205-0136 (601)359-1333
                                            Articles of Amendment

The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1. TYPE OF CORPORATION

/X/ Profit          / / Nonprofit

2. NAME OF CORPORATION

Sturgis, Henderson & Proctor Pathology Laboratory, PA.

3. THE FUTURE EFFECTIVE DATE IS       AUGUST 29, 1997
   (Complete if applicable)

[SEAL]

4. SET FORTH THE TEXT OF EACH AMENDMENT ADOPTED. (ATTACH PAGE)

5. IF AN AMENDMENT FOR A BUSINESS CORPORATION PROVIDES FOR AN EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES, SET FORTH THE PROVISIONS FOR IMPLEMENTING THE AMENDMENT IF THEY ARE NOT CONTAINED IN THE AMENDMENT ITSELF. (ATTACH PAGE)

6. THE AMENDMENT(s) WAS (WERE) ADOPTED ON

August 27, 1997                                      Date(s)

FOR PROFIT CORPORATION (Check the appropriate box)

Adopted  by  / / the incorporators     / / directors without shareholder action
                                           and shareholder action was not
                                           required.

FOR NONPROFIT CORPORATION (Check the appropriate box)


Adopted  by  / / the incorporators     / / board of directors without member
                                           action and member action was not
                                           required.

FOR PROFIT CORPORATION

7. IF THE AMENDMENT WAS APPROVED BY SHAREHOLDERS
(a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were

Designation         No. of outstanding  No. of votes entitled      No. of Votes
                    Shares              to be case                 indisputably represented
Common              1,000               1,000                      1,000

Rev. 06/94

FOO12 - Page 2 of 3              OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                              P.O. BOX 136, JACKSON, MS 39205-0136 (601)359-1333
                                            Articles of Amendment



(b)  EITHER

     (i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

                     Total no. of         Total no. of votes
Voting group        votes cast FOR          cast AGAINST
------------        --------------        ------------------
Common Stock             1,000                   0

OR

     (ii) the total number of undistributed votes cast for the amendment by each voting group was

Voting group        Total no. of undisputed votes cast FOR the plan
------------        -----------------------------------------------


and the number of votes cast for the amendment by each voting group was sufficient or approval by that voting group.

FOR NONPROFIT CORPORATION

8. IF THE AMENDMENT WAS APPROVED BY THE MEMBERS
(a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and the number of votes of each class indisputably represented at the meeting were

Designation              No. of memberships    No. of votes entitled       No. of votes
                         outstanding           to be cast                  indisputably represented


Rev. 06/94

FOO12 - Page 3 of 3              OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                              P.O. BOX 136, JACKSON, MS 39205-0136 (601)359-1333
                                            Articles of Amendment

(b)  EITHER

     (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was

                    Total no. of          Total no. of votes
Voting class        votes cast FOR        cast AGAINST
------------        --------------        ------------------


                    Total no. of undisputed votes cast FOR the
Voting class        amendment
------------        -----------------------------------------------


and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

By:  Signature      /s/ George M. Sturgis    (please keep writing within blocks)

     Printed Name   George M. Sturgis, M.D.   Title  President

Rev. 06/94

                     ATTACHMENT TO ARTICLES OF AMENDMENT OF

            STURGIS, HENDERSON & PROCTOR PATHOLOGY LABORATORY, P.A.

     Article A of the amended and restated of Articles of Incorporation of Sturgis Henderson & Proctor Pathology Laboratory, P.A. is hereby amended to read as follows:

     A.   The name of the corporation is: AmeriPath Mississippi, Inc.

     Paragraph 2 of Article B of the amended and restated Articles of Incorporation of Sturgis Henderson & Proctor Pathology Laboratory, P.A. is hereby amended to read as follows:

     2. The specific purpose or purposes for which the corporation is organized, stated in general terms are: to engage in any lawful purpose authorized by the Mississippi Business Corporation Act.

     Paragraph 5 of Article B is amended to delete that paragraph in its entirety.

     Article B is amended to renumber the previous paragraphs of Article B which were Paragraphs 6 through 10 as Paragraphs 5 through 9, respectively.

YOUNG, WILLIAMS, HENDERSON & FUSELIER, PA

Attorneys at Law

August 27, 1997

HAND DELIVERED

Secretary of State
Attention: Deb Price
Corporate Division

202 North Congress Street, Suite 601
Jackson, Mississippi 39201

Re: Sturgis, Henderson & Proctor Pathology Laboratory, P.A.
Dear Deb:

Enclosed are duplicate originals of Articles of Amendment for Sturgis, Henderson & Proctor Pathology Laboratory, P.A., along with a check for $50.00 which represents the filing fee. I would appreciate your filing this document as quickly as possible. Please give me a call when it is ready to be picked up and I will send a runner.

Thank you for your assistance and cooperation.

Sincerely,

/s/ Don H. Goode

Don H. Goode

DHG:cmg
Enclosures

[YOUNG, WILLIAMS, HENDERSON & FUSELIER, PA  LOGO]

J. Wesley Daughdrill, Jr.
Sean Wesley Ellis
Louis A. Puselier
Stephen E. Gardner
Don H. Goode
Chad Hammons
Philip C, Hearn
Paul B. Henderson
E. B. Martin, Jr.
Tammy D, Middleton
Lisa Binder Milner
James H. Neeld, IV
Robert L. Wells
E. Stephen Williams
James Leon Young

J. Will Young.
(1906-1996)

Tony Carlisle,
Administrator

2000 Deposit Guaranty Plaza
Jackson, Missisippi 39201

Post Office Box 23059
Jackson, Mississippi 39225-306

(601) 948-6100
Fax (601) 355-6136